UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2021

TURNING POINT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 200, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 926-5251

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2021, Turning Point Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “Zai License Agreement”) with Zai Lab (Shanghai) Co., Ltd. (“Zai”), pursuant to which the Company grants Zai exclusive rights to develop and commercialize products containing the Company’s drug candidate, TPX-0022 (the “Products”), in Mainland China, Hong Kong, Macau and Taiwan (each, a “region” and collectively, the “Territory”). The Company retains exclusive rights to, among other things, develop, manufacture and commercialize the Products outside the Territory. The Company will supply or have supplied to Zai the Products for use in the Territory pursuant to a supply agreement for agreed upon consideration, except that Zai has the right, at its election, to package and label the Products in or outside the Territory for use in the Territory.

Pursuant to the terms of the Zai License Agreement, the Company will receive an upfront cash payment of $25.0 million and will be eligible to receive up to approximately $336 million in development and sales milestone payments, consisting of up to approximately $121 million of development milestones and up to $215 million of sales milestones. In addition, during the term of the Zai License Agreement, Zai will pay the Company tiered percentage royalties ranging from mid teens to low twenties on annual net sales of the Products in the Territory, subject to adjustments in specified circumstances.

Pursuant to the terms of the Zai License Agreement, Zai will be responsible for conducting the development and commercialization activities in the Territory related to the Products at Zai’s own expense, subject to limited exceptions pursuant to which the Company may be responsible for the cost. The Company will be responsible for global clinical studies of the Products, including the portions that may be conducted in the Territory, at the Company’s expense, except that Zai will participate in global clinical studies of the Products through clinical trial sites in the Territory as agreed as of the effective date of the Zai License Agreement and may, at Zai’s election subject to specified exceptions, participate in future global clinical studies of the Products through clinical trial sites in the Territory, in each case at Zai’s expense.

Subject to specified exceptions, during the term of the Zai License Agreement, Zai has agreed that neither it nor its affiliates, its licensees and its sublicensees will conduct any development, manufacturing and commercialization activities with specified products that would compete with the Products in or outside the Territory, and the Company has agreed that neither it nor its affiliates, its licensees and its sublicensees of Products will conduct any development, manufacturing and commercialization activities with such competing products in the Territory, other than manufacturing activities in support of activities outside the Territory.

Under the terms of the Zai License Agreement, the Company will have a first right to negotiate a license outside the Territory to a potential drug candidate from one of Zai pipeline programs, if Zai files an investigational new drug application for the drug candidate.

Under the terms of the Zai License Agreement, if the Company is acquired in a change of control transaction, until such time when Zai files the first regulatory approval application for the first Product in the Territory, the Company’s acquirer will have a first right to negotiate with Zai the right to co-commercialize the Products in the Territory.

The Zai License Agreement will continue in effect until expiration of the last royalty term for a Product in any region in the Territory, where the royalty term for a Product in a region continues until the later of (i) the date of the last-to-expire valid claim within Company’s patent rights that covers the Product in such region in the Territory; (ii) the expiry of the regulatory exclusivity for such Product in such region; or (iii) the close of business of the day that is exactly 10 years after the date of the first commercial sale of such Product in such region. Subject to the terms of the Zai License Agreement, Zai may terminate the Zai License Agreement for convenience by providing written notice to the Company, which termination will be effective following a prescribed notice period. In addition, the Company may terminate the Zai License Agreement under specified circumstances if Zai or certain other parties challenge the Company’s patent rights. Either party may terminate the Zai License Agreement for the other party’s uncured material breach of the Zai License Agreement, with a customary notice and cure period, for the other party’s insolvency or if the other party is acquired in a change of control transaction and the acquirer is engaged in activities with a competing product that is not divested or discontinued within a specified period. After termination (but not natural expiration), other than certain terminations by Zai for cause, the Company is entitled to retain a worldwide and perpetual license from Zai to exploit the Products.

The foregoing description of the material terms of the Zai License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Zai License Agreement, a copy of which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 2.02	Results of Operations and Financial Condition.

On January 11, 2021, the Company announced that it had approximately $1.1 billion in cash, cash equivalents and marketable securities as of December 31, 2020, which is expected to fund operations into 2024. This amount is unaudited and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2020. The review of the Company’s financial statements for the year ended December 31, 2020 is ongoing and could result in changes to this amount.

The information contained in this Current Report on Form 8-K under Item 2.02 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified as being incorporated therein by reference.

Item 7.01	Regulation FD Disclosure.

On January 11, 2021, the Company updated its corporate slide presentation for use in meetings with investors, analysts and others. The presentation is available through the Company’s website and a copy is attached as Exhibit 99.1 hereto.

The information contained in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified as being incorporated therein by reference.

Item 8.01	Other Events.

On January 11, 2021, the Company announced the following 2021 milestone targets for its pipeline of four drug candidates, including data updates from multiple clinical studies and the initiation of new clinical studies:

Repotrectinib, ROS1 and TRK Inhibitor

•

Present updated data from the TRIDENT-1 study in TKI-naive patients with ROS1-positive advanced non-small cell lung cancer (“NSCLC”) in a mini-oral presentation on January 31, 2021 at the World Conference on Lung Cancer;

•	Provide an update on the overall Phase 2 TRIDENT-1 registrational study timeline in the first quarter of 2021;

•	Initiate the Phase 2 TRIDENT-2 combination study in patients with KRAS mutant NSCLC mid-year 2021; and

•	Provide clinical data updates from certain cohorts of the Phase 2 TRIDENT-1 study in the second half of 2021.

TPX-0022, MET/SRC/CSF1R Inhibitor

•	Initiate the Phase 2 portion of SHIELD-1, pending feedback from the U.S. Food and Drug Administration, in the second half of 2021;

•	Initiate the Phase 2 SHIELD-2 study of TPX-0022 in combination with an epidermal growth factor receptor (EGFR) tyrosine kinase inhibitor in the second half of 2021; and

•	Provide a clinical data update from the Phase 1 portion of the SHIELD-1 study in the second half of 2021.

TPX-0046, RET Inhibitor

•	Report early interim data from initial patients enrolled in the dose finding portion of the TPX-0046 Phase 1 study in the first half of 2021.

TPX-0131, ALK Inhibitor

•	Submit the investigational new drug application for TPX-0131 in the first quarter of 2021; and

•	Initiate a Phase 1 clinical study of TPX-0131 in the first half of 2021.

Early Discovery Pipeline

•	Outline research strategy, focus and milestones for future development candidates in the second half of 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Presentation Materials of Turning Point Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report that are not historical facts may be considered “forward-looking statements,” including, but not limited to, statements regarding the efficacy, safety and therapeutic potential of the Company’s drug candidates repotrectinib, TPX-0022, TPX-0046 and TPX-0131, the results, conduct, progress and timing of the Company’s research and development programs and clinical trials including the Phase 2 TRIDENT-1 clinical study, the Phase 1 SHIELD-1 clinical study of TPX-0022 and the Phase 1/2 clinical study of TPX-0046, plans regarding future clinical trials and regulatory submissions, the regulatory approval path for repotrectinib, and the strength of the Company’s balance sheet and the adequacy of cash on hand. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties associated with the Company’s business and finances in general, risks related to clinical development, risks related to preliminary financial results, including the risks that the preliminary financial results reported herein reflect information available to the Company only at this time and may differ from actual results, and risks associated with the COVID-19 global pandemic, as well as other risks detailed in the Company’s recent filings on Forms 10-K and 10-Q with SEC. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date: January 11, 2021	By:	/s/ Annette North
Annette North
Executive Vice President and General Counsel